Exhibit (d.6)

SCHEDULE A

Master Advisory Fee Waiver Agreement

(Amended as of June 23, 2011)

(all percentages are expressed as a percentage of average daily net assets):

Fund	Contractual Advisory Fee	Advisory Fee Waiver	Last Day of Term
iShares MSCI All Country Asia ex Japan Index Fund	0.72%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc., iShares MSCI Russia Capped Index Fund, Inc. and iShares MSCI Emerging Markets Small Cap Index Fund, Inc.	June 30, 2013
iShares S&P Emerging Markets Infrastructure Index Fund	0.75%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc., iShares MSCI Russia Capped Index Fund, Inc. and iShares MSCI Emerging Markets Small Cap Index Fund, Inc.	June 30, 2013
iShares S&P National AMT-Free Municipal Bond Fund	0.25%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc., iShares MSCI Russia Capped Index Fund, Inc. and iShares MSCI Emerging Markets Small Cap Index Fund, Inc.	June 30, 2013

(all percentages are expressed as a percentage of average daily net assets)

Fund	Contractual Advisory Fee	Advisory Fee Waiver	Net Advisory Fee After Waiver	Last Day of Term
iShares S&P Conservative Allocation Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Moderate Allocation Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Growth Allocation Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Aggressive Allocation Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date Retirement Income Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2010 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2015 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2020 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2025 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2030 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2035 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2040 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2045 Index Fund	0.25%	0.14%	0.11%	June 30, 2013
iShares S&P Target Date 2050 Index Fund	0.25%	0.14%	0.11%	June 30, 2013

ISHARES TRUST on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Eilleen Clavere	By:	/s/ Edward Baer
	Eilleen Clavere Secretary, iShares Trust		Edward Baer Managing Director

By:	/s/ Michael Latham
Michael Latham Managing Director

Dated: June 23, 2011